As filed with the Securities and Exchange Commission on June 18, 2003

Registration No. 333-15903

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KAYDON CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	13-3186040
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices)(Zip Code)

SEABEE CORPORATION
PENSION AND RETIREMENT SAVINGS PLAN
(Full Title of the Plan)

John F. Brocci
Vice President Administration and Secretary
Kaydon Corporation
315 East Eisenhower Parkway
Ann Arbor, Michigan 48108
(Name and Address of Agent for Service)

Telephone Number, Including Area Code, of Agent for Service: (734) 747-7025

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-15903) (the “Registration Statement”) of Kaydon Corporation (the “Company”) pertaining to 200,000 shares of the Company’s common stock, par value $.10 per share (“Common Stock”) to be sold pursuant to the Seabee Corporation Pension and Retirement Savings Plan (the “Seabee Plan”), which was filed with the Securities and Exchange Commission on November 12, 1996. Pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Seabee Plan.

     On December 31, 2001, Kaydon Acquisition Corp. V, a Delaware corporation, and Great Bend Industries, Inc., a Delaware corporation, each a wholly-owned subsidiary of the Company (together, the “Sellers”), sold the entire business conducted by the Sellers and the Company known as the Fluid Power Products Division, which included the Seabee Plan and all assets under such plan (the “Sale”).

     As a result of the Sale, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on June 18, 2003.

Kaydon Corporation

By:	/s/ John F. Brocci

John F. Brocci
Vice President Administration and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on June 18, 2003.

Title

/s/ BRIAN P. CAMPBELL Brian P. Campbell	President and Director (Principal Executive and Financial Officer)

/s/ KENNETH W. CRAWFORD Kenneth W. Crawford	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ GERALD J. BREEN Gerald J. Breen	Director

/s/ ROBERT M. TEETER Robert M. Teeter	Director

/s/ THOMAS C. SULLIVAN Thomas C. Sullivan	Director

/s/ B. JOSEPH WHITE B. Joseph White	Director

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